Exhibit 10.13

ASSIGNMENT OF TRADEMARKS AND SERVICE MARKS

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, LEVERAGED DEVELOPMENTS LLC, a New Hampshire limited liability company with an address of 75 Congress Street, Portsmouth, NH 03801 ("Assignor"), for itself and its successors and assigns, hereby transfers and assigns to Point Medical, Inc., a Delaware corporation with an address of 665 Martinsville Road, Basking Ridge, NJ 07920 ("Assignee"), its successors and assigns, all right, title and interest that Assignor may have in and to any and all trademarks and service marks ·set forth on Schedule A attached hereto and made a part hereof, together with all goodwill associated therewith (collectively, the "Marks").

This Assignment is being executed in connection with a certain Asset Purchase and Intellectual Property Assignment Agreement dated October 29, 2014.

This Assignment of Trademarks and Service Marks includes the right to apply for registration of any and all of the Marks in any and all jurisdictions where such registration is desired by Assignee, the right to renew any existing registrations, and the right to claim for any and all damages by reason of past infringement of any of such Marks, with the right to sue for and collect the same for Assignee's own use and enjoyment and for the use and enjoyment of its successors and assigns.

IN WITNESS WHEREOF, Assignor has caused this Assignment of Trademarks and Service Marks to be executed by its duly authorized officer and its corporate seal to be hereunto affixed on this 20th day of January, 2015.

ASSIGNOR
LEVERAGED DEVELOPMENTS LLC

By:	/s/ Jeffrey A. Carlisle

Name:	Jeffrey A. Carlisle

Title:	Member

SCHEDULE A

TRADEMARKS AND SERVICE MARKS

U.S. Trademark/Service Mark Registrations: None.

U.S. Trademark/Service Mark Applications: None.

Unregistered Marks:

BREEZE for pumping modules for IV infusion pumps and disposable W infusion cassettes

BREEZETALK for a control language for IV infusion pumping modules

MULTI SOURCE SELECTOR for selector modules for IV infusion pumps that allow for automatic selection of multiple medications and fluids

Confusingly similar variations of any of the registered or unregistered trademarks and/or service marks listed on this Schedule A.

All other registered and unregistered trademarks and service marks used and owned by Assignor in connection with its W fluid flow control systems business, together with the goodwill associated therewith.

Domain Names:

[Initialed JC]

1/19/2015

STATE OF	New Hampshire
ss.

COUNTY OF	Rockingham

Before me, a notary public, in and for the state and county aforesaid, on this 20th day of January, 2015 personally appeared Jeffrey Carlisle, Who, having been by me duly sworn and having executed the foregoing instrument in my presence, did depose and say that he is the Managing Member of Leveraged Developments [Assignor], the limited liability company that executed the foregoing instrument; that he executed said instrument on behalf of said limited liability company on; and that he was duly authorized to do so, Leveraged Developments [Assignor] intending to be legally bound thereby and intending that said instrument be properly recorded.

/s/ Suzanne P. Barr

NOTARY PUBLIC

My Commission Expires:

SUZANNE P. BARR, Justice of the Peace
My Commission Expires June 4, 2019